UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2018

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2018, Dean Ferrigno, the Vice President of Finance and Chief Accounting Officer of Sorrento Therapeutics, Inc. (the “Company”), notified the Company of his intention to resign from his roles with the Company, effective March 23, 2018.

Effective March 19, 2018, the Company appointed Jiong Shao, age 49, as the Company’s Executive Vice President and Chief Financial Officer. Upon commencement of his appointment, Mr. Shao assumed the duties of the Company’s principal financial officer and principal accounting officer until such time as his successor is appointed, or until his earlier resignation or removal. There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Shao.

Prior to joining the Company, Jiong Shao was Managing Director, Head of U.S. Office, at CEC Capital, a financial advisory and investment firm. From 2015 to May 2017, Mr. Shao served as Managing Director, Head of China TMT Investment Banking at Deutsche Bank in Hong Kong. Prior to that time, from 2010 through 2015, he held various Managing Director positions at Macquarie Capital. From 2008 to 2010, Mr. Shao served as Executive Director, Asia Regional Head of Industrials Research, followed by Executive Director, Head of China-based Equity Research at Nomura International. He holds a Bachelor of Engineering from Shanghai Jiaotong University and a Masters of Business Administration from Fuqua School of Business, Duke University. Mr. Shao is a Chartered Financial Analyst.

On March 16, 2018, the Company entered into an offer letter with Mr. Shao (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Shao’s annualized salary is $450,000 and he will be eligible to receive an annual performance bonus of up to 35% of his base salary commencing for fiscal year 2018. Mr. Shao’s employment will be on an “at will” basis. Additionally, the Company granted Mr. Shao an option to purchase 200,000 shares of the Company’s common stock (the “Option”) under the Company’s Amended and Restated 2009 Stock Incentive Plan, as amended (the “Plan”). The Option will vest, subject to Mr. Shao’s continued employment with the Company, over a four year period, with 25% of the shares subject to the Option vesting on the first anniversary of the grant date and 1/48th of the shares subject to the Option vesting each month thereafter. The Company granted Mr. Shao a second option to purchase 300,000 shares of the Company’s common stock (the “Milestone Option”) under the Plan. The Milestone Option will vest, subject to Mr. Shao’s continued employment with the Company, upon the date the Company’s common stock becomes listed on The Stock Exchange of Hong Kong Limited. The Company also entered into an indemnification agreement with Mr. Shao in the same form as its standard form of indemnity agreement with the Company’s other executive officers.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2018 and is incorporated herein by reference.

On March 19, 2018, the Company issued a press release announcing the appointment of Mr. Shao as the Company’s Executive Vice President and Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated March 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: March 19, 2018	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer